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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
  1.    Essex Portfolio, L.P., a California limited partnership
  2.    Essex Management Corporation, a California corporation
  3.    Essex-Palisades Facilitator, a California limited partnership
  4.    Essex Sunpointe Limited, a California limited partnership
  5.    Essex Washington Interest Partners, a California general partnership
  6.    Essex San Ramon Partners L.P., a California limited partnership
  7.    Essex Bristol Partners, L.P., a California limited partnership
  8.    Essex Fidelity I Corporation, a California corporation
  9.    Essex Camarillo Corporation, a California corporation
 10.    Essex Camarillo L.P., a California limited partnership
 11.    Essex Meadowood Corporation, a California corporation
 12.    Essex Meadowood, L.P., a California limited partnership
 13.    Essex Bunker Hill Corporation, a California corporation
 14.    Essex Bunker Hill, L.P., a California limited partnership
 15.    Essex Treetops Corporation, a California corporation
 16.    Essex Treetops, L.P., a California limited partnership
 17.    Essex Bluffs, L.P., a California limited partnership
 18.    Essex Huntington Breakers, L.P., a California limited partnership
 19.    Essex Stonehedge, L.P., a California limited partnership
 20.    Essex Bridle Trails, L.P., a California limited partnership
 21.    Essex Spring Lake, L.P., a California limited partnership
 22.    Essex Maple Leaf, L.P., a California limited partnership
        Fountain Court Apartment Asscociates, L.P. a Washington limited
 23.    partnership
 24.    Essex Fountain Court, LLC, a Washington limited liability company
 25.    Essex Inglenook Court, LLC, a Delaware limited liability company
 26.    Essex Wandering Creek, LLC, a Delaware limited liability company
 27.    Essex Fairways, LLC, a Delaware limited liability company
 28.    Essex Columbus, LLC, a Delaware limited liability company
 29.    Essex Loraine, LLC, a Delaware limited liability company
 30.    Essex Glenbrock, LLC, a Delaware limited liability company
 31.    Essex Fuelide, LLC, a Delaware limited liability company
 32.    Essex Lorraine, Inc. a California corporation
 33.    Essex Columbus, Inc. a California corporation
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